UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 26, 2005

CALIPER LIFE SCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)
(508) 435-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
ITEM 7.01. Regulation FD Disclosure.
SIGNATURES

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 28, 2005, Caliper Life Sciences, Inc., a Delaware corporation (“Caliper”), announced the election of Mr. Allan L. Comstock, 61, to serve as a new independent Director on Caliper’s Board of Directors. Mr. Comstock was unanimously elected to Caliper’s Board of Directors by the other members of Caliper’s Board on September 26, 2005, to fill an existing vacancy on the Board. Mr. Comstock was also appointed by Caliper’s Board of Directors to serve as the Chair of the Audit Committee of the Board. Mr. Comstock replaces Ms. Kathryn Tunstall as Chair of the Audit Committee. Ms. Tunstall will continue to serve on Caliper’s Board of Directors and as Chair of the Compensation Committee of the Board.
     Mr. Comstock served as the Vice President and Controller of Atlantic Richfield Company (ARCO) from 1993 until his retirement from that position in 2000. Mr. Comstock joined ARCO in 1970 and held numerous accounting and financial positions within the company during his 30-year career at ARCO. Mr. Comstock holds a B.S (Accounting) and an M.B.A. (Management) from Southern Illinois University.
ITEM 7.01. Regulation FD Disclosure.
     On September 26, 2005, the Board of Directors of Caliper established the date for Caliper’s 2005 annual stockholders meeting as November 16, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caliper Life Sciences, Inc.
Dated: September 28, 2005	By:	/s/ Thomas T. Higgins
Thomas T. Higgins
Chief Financial Officer